Exhibit 8.1

June 11, 2014

CBS Corporation

51 W. 52nd Street

New York, NY 10019

Ladies and Gentlemen:

We have acted as special counsel to CBS Corporation, a Delaware corporation (“CBS”), in connection with the separation of the Americas portion of CBS’s outdoor advertising business (the “ Outdoor Americas Business”) from the rest of its mass media business pursuant to a distribution of the stock of CBS Outdoor Americas Inc. (“Controlled”), a Maryland corporation, (the “Separation”) including by means of (i) the internal restructuring of certain assets and entities owned by CBS and its direct and indirect subsidiaries that comprise the Outdoor Americas Business; (ii) the contribution of (a) the stock of Outdoor Systems Americas HoldCo CV, a Netherlands entity, (b) the interests in CBS Outdoor Group LLC, a Delaware limited liability company, (c) the stock of Outdoor Inc., a Maryland corporation, (d) the interests in Outdoor Systems Americas (Delaware) 2, LLC, a Delaware limited liability company, (e) the stock of Outdoor Management Network, Inc., a California corporation, (f) the stock of Transportation Displays Inc., a Delaware corporation, and (g) the stock of TDI Northwest, Inc., a Washington corporation, to Controlled in exchange for stock of Controlled and cash (the “Contribution”); (iii) the sale by Controlled of less than 20 percent of its shares in an initial public offering (the “IPO”); (iv) a series of internal distributions of all of the stock of Controlled by direct and indirect subsidiaries of CBS, each intended to satisfy the requirements of Section 355 (the “Internal Distributions”) including (a) the distribution by CBS Radio Media Corporation (“Distributing 1”), a Delaware corporation, of all of its interest in Controlled to CBS Radio Inc. (“Distributing 2”), a Delaware corporation (“Internal Distribution 1”), (b) the distribution by Distributing 2 of all of its interest in Controlled to CBS Broadcasting Inc. (“Distributing 3”), a

CBS Corporation

June 11, 2014

New York corporation (“Internal Distribution 2”), (c) the distribution by Distributing 3 of all of its interest in Controlled to Westinghouse CBS Holding Company, Inc. (“Distributing 4”), a Delaware corporation (“Internal Distribution 3”), and (d) the distribution by Distributing 4 of all of its interest in Controlled to CBS (“Internal Distribution 4”); (v) the distribution of the stock of Controlled by CBS pursuant to one or more exchange offers to shareholders of CBS common stock to exchange shares of CBS common stock for shares of Controlled common stock (the “External Split-Off”), and, to the extent that the exchange offer(s) are not fully subscribed, a pro rata distribution by CBS to its shareholders of any remaining stock of Controlled held by CBS (the “External Spin-Off” and together with the External Split-Off, the “Split-Off,” and the Split-Off, together with the Internal Distributions and the Netherlands Distributions (as defined in the Ruling Documents (as defined below)), the “Distributions”).

At your request, and in connection with the filing of the registration statement on Form S-4 relating to the Separation, including the proxy statement/prospectus contained therein (as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion as to certain U.S. federal income tax matters. The transactions comprising the Separation are referred to collectively as the “Transactions,” the agreements effecting the Transactions are referred to collectively as the “Transaction Agreements,” and any documents relating to the Transactions, including the Transaction Agreements, the Registration Statement, and the registration of Controlled common stock pursuant to the registration statement on Form S-11 filed with the SEC with respect to the IPO (including all amendments and exhibits thereto) (the “Form S-11”) are referred to as the “Transaction Documents.”

In providing our opinion, we have examined CBS’s submission to the Internal Revenue Service (the “Service”), dated March 15, 2013, and all supplemental submissions filed in connection therewith, including any letter submitted to the Service in connection with such submission after the issuance of the Private Letter Rulings (as defined below) (collectively, and in each case, including any exhibit, appendix or similar attachment thereto, the “Ruling Request”), the private letter rulings issued by the Service to CBS in connection with the Transactions on December 13, 2013 (the “Split-Off Ruling”) and April 16, 2014 (the “REIT Ruling” and together with the Split-Off Ruling, the “Private Letter Rulings”), the Registration Statement (and all appendices and exhibits thereto), the Transaction Documents, the letter from Goldman, Sachs & Co, dated June 9, 2014, substantiating the corporate business purposes for the Split-Off (the “Business Purpose Letter”), and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed: (i) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the original documents and all relevant documents have been or will be duly and validly executed in the form presented to us, (ii) that the Transactions have been or will be consummated in accordance with the provisions of the Transaction Documents and as described in the Registration Statement, the Ruling Request and the Private Letter Rulings (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (iii) that the statements concerning the Transactions and the parties

CBS Corporation

June 11, 2014

thereto set forth in the Transaction Documents, the Business Purpose Letter, the Registration Statement, the Ruling Request, and the Private Letter Rulings are true, complete and correct and each of the Registration Statement, the Ruling Request and the Private Letter Rulings is true, complete and correct, (iv) that the statements and representations (which statements and representations we have neither investigated nor verified) made by CBS on behalf of itself and Controlled in its representation letter, dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letter”), are true, complete, and correct as of the date hereof and will remain true, complete, and correct at all times up to and including the Split-Off; (iv) that any such statements and representations made in the Representation Letter that are qualified by the knowledge or belief of any person, or materiality or with comparable qualification are and will be true, complete, and correct as if made without such qualification; (v) that CBS, Controlled and their respective subsidiaries will treat the Transactions and certain related transactions for U.S. federal income tax purposes in a manner consistent with the opinions set forth below, (vi) all applicable reporting requirements have been or will be satisfied, and (vii) the Private Letter Rulings were when issued, and have been and will be at all relevant times thereafter, in full force and effect and binding on the Service and there are no facts that would permit the Service to revoke or modify such Private Letter Rulings. Our opinion further is expressly conditioned on the following: (i) that an appropriate officer of each of CBS and Controlled will execute letters, in form and substance, similar to the Representation Letter, at the time of the Split-Off and (ii) that we will deliver an opinion regarding certain U.S. federal income tax consequences of the Split-Off, as described in the Registration Statement, on the date of the Split-Off.

If any of the above described assumptions or conditions is untrue or unsatisfied for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Transaction Documents, the Registration Statement, the Ruling Request, or the Private Letter Rulings, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, it is our opinion that, under currently applicable U.S. federal income tax law:

1.	The Contribution, followed by Internal Distribution 1, will qualify as a reorganization under Section 368(a)(1)(D) of the Code, and Distributing 1 and Controlled each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

2.	Each of the Internal Distributions and the Split-Off will be a transaction described in Section 355(a) of the Code and the Controlled common stock will be “qualified property” for purposes of Section 361(c)(2) of the Code; and

3.	Pursuant to Sections 355, 357(a), 361 and 1032 of the Code, no gain or loss will be recognized by Distributing 1, Distributing 2, Distributing 3, Distributing 4, CBS, or Controlled solely by reason of the Contribution, the Internal Distributions or the Split-Off, other than with respect to any “excess loss account” or “intercompany transaction” required to be taken into account under Treasury Regulations relating to consolidated returns.

CBS Corporation

June 11, 2014

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Split-Off and certain related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform CBS of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz